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                               UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C. 20549

                        ---------------------------

                                 FORM 8-K



                              CURRENT REPORT
                    Pursuant to Section 13 or 15 (d) of
                    the Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):
                               July 5, 1994

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                                TEXACO INC.
          (Exact name of registrant as specified in its charter)



         Delaware                      1-27                 74-1383447
(State or other jurisdiction of   (Commission File      (I.R.S. Employer
        incorporation)                Number)        Identification  Number)

     2000 Westchester Avenue,                                  10650
      White Plains, New York                                 (Zip Code)
(Address of principal executive offices)



                                 (914) 253-4000

               (Registrant's telephone number, including area code)


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Item 5. Other Events
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1.   On July 5, 1994, the Registrant announced that it will undertake a series of action steps to increase growth, competitiveness and profitability, focusing on asset redeployment, the reduction of overheads, and operating efficiencies through elimination of layers of supervision, cost control and strengthened core businesses.

     Specific action steps are outlined in a July 5, 1994 press release issued by the Registrant entitled "Texaco Announces Worldwide Plan For Enhanced Growth", a copy of which is attached hereto as Exhibit 99.1 and made a part hereof.

     The combined effects of these steps will result in a charge to earnings of approximately $165 million during the second quarter of 1994 covering: a provision for employee separations; the write-down to fair market value of certain international properties being offered for sale; and the write-down to market value of certain office facilities that will become excess as a result of consolidations. Also included is a net charge of $49.5 million, as previously disclosed, relative to the completion of the sale of Texaco Chemical Company in April, 1994.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits
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(c) Exhibits

     99.1 Press Release issued by Texaco Inc. dated July 5, 1994, entitled "Texaco Announces Worldwide Plan For Enhanced Growth."




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                                SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                  TEXACO INC.
                                                 ------------
                                                 (Registrant)




                                        By:      R. E. KOCH
                                             ---------------------
                                             (Assistant Secretary)




Date:     July 6, 1994
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